Exhibit 99.1

AirJoule Technologies Announces Second Quarter 2025 Results

Ronan, MT, August 13, 2025 – AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or the “Company”), a leading technology platform that unleashes the power of water from air, today announced its second quarter 2025 results.

Second Quarter 2025 & Recent Highlights

Key Milestones

A250TM Product Expands AirJoule® Technology Platform:

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The A250TM system will be commercialized for the industrial dehumidification market, which is largely serviced by inefficient legacy technologies. The A250TM uses AirJoule®'s technology platform to produce dehumidified air with up to 80% energy savings and up to 60% lower total cost of ownership compared to incumbent dehumidification systems.
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The AirJoule® technology is a platform that supports differentiated water generation and dehumidification products. The Company is also commercializing the A1000TM water generator, which is designed for on-site production of industrial-scale quantities of distilled water using low-grade waste heat to achieve unprecedented efficiency.

Strategic Collaborations to Advance AirJoule® Commercialization:

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Signed Memorandum of Understanding with a developer of hyperscale data centers to collaborate on the use of AirJoule® to generate pure distilled water from ambient air using low-grade waste heat generated by data center operations.
•
Commenced a strategic project with GE Vernova to explore the integration of AirJoule® technology into GE Vernova products with a focus on the utilization of low-grade waste heat to produce water.

Continued Progress on Initial Projects:

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Announced a project with the City of Hubbard, Texas to recover heat from a geothermal water well and use it to produce pure, distilled water from air. The Company expects to deploy an A250TM system in Q4 2025, which will be the first field deployment demonstrating AirJoule®'s ability to utilize low-grade waste heat to drive its proprietary water separation process.
•
Expect to deliver an A250TM system to Arizona State University (“ASU”) in Fall 2025, where it will be used for research and evaluation purposes. ASU operates atmospheric water harvesting test sites in the Phoenix area and will independently evaluate AirJoule®’s performance across a range of real-world conditions, including arid climates and variable humidity levels.
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Ongoing field deployment of the AirJoule® platform at a government research facility in Dubai. Coordinated through the Company’s UAE-based partner TenX Investment, the field deployment is showcasing AirJoule®'s capabilities to potential public and private sector customers in the Middle East region.

Appointed Two Board Directors with Expertise in Data Centers and Financial Oversight:

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Denise Sterling most recently served as Chief Financial Officer of Core Scientific, Inc., a leading data center developer and operator, from 2022 to 2025. Prior to joining Core Scientific in 2021, she held the position of Senior Vice President of FP&A and Finance at Oportun, a financial services company focused on consumer credit, from 2018 to 2021. Ms. Sterling previously served in various tax and finance roles for Visa from 1995 to 2018, including as Senior Vice President of the Global Risk Management team from 2016 to 2018.
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Thomas Murphy, who will chair the Company’s Audit Committee, previously held leadership roles as a Partner in the Audit and Advisory practices at Crowe LLP until his retirement in 2020. During his time at Crowe LLP, Mr. Murphy served as the Partner in Charge of the SEC Commercial Audit Practice, as well as Lead Partner for several prominent private equity clients. He also played a key role in launching the Advisory group’s data analytics practice. Prior to joining Crowe in 1993, he served as a Senior Manager at EY.

Expanding Operations in Newark, DE:

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Expanded the manufacturing facility in Newark, DE to enable increased capacity for manufacturing and environmental testing of AirJoule® systems.
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The Company held a formal ribbon-cutting ceremony to unveil the facility on July 30, 2025. The event was attended by several Delaware elected officials and representatives from GE Vernova, Carrier, and TenX Investment. Attendees were invited to tour the facility and view AirJoule® technology demonstrations.

Balance Sheet and Liquidity

Private Placement Financing:

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On April 25, 2025, the Company completed a previously announced $15 million private placement financing (the “PIPE”) led by GE Vernova, which also included new and existing investors. GE Vernova’s participation in the PIPE followed its initial investment in AirJoule Technologies of $5 million made in March 2024 in connection with the formation of a 50/50 joint venture with AirJoule Technologies. Net proceeds from the PIPE are being used to accelerate the commercialization of the AirJoule® A250TM and A1000TM systems to meet strong customer interest.

Strong Cash Position:

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Ended the quarter with $30.5 million of cash and cash equivalents with sufficient runway to support the Company’s operations through commercialization.

Executive Commentary

“In the second quarter we made meaningful progress toward demonstrating the AirJoule® platform’s ability to use low-grade waste heat to produce pure, distilled water,” said Matt Jore, Chief Executive Officer of AirJoule Technologies. “This is an application that we expect to be a significant driver of our future commercial sales. We also cut the ribbon on our state-of-the-art manufacturing facility, which is ready to begin assembling units for the industrial dehumidification market. Throughout 2025, we’ve laid the groundwork to successfully productize AirJoule®, and I’m proud to report that we have the team, the technology and the capitalization to execute on a successful commercial launch in 2026 and unleash the power of water from air.”

Quarterly Report on Form 10-Q

AirJoule Technologies’ condensed consolidated financial statements and related footnotes are available in its Quarterly Report on Form 10-Q for the period ended June 30, 2025, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on August 14, 2025.

Earnings Call Webcast

AirJoule Technologies will host a conference call to discuss second quarter 2025 results at 8:30 AM ET on Thursday, August 14, 2025. To access the live audio webcast of the conference call, please visit the AirJoule Technologies investor relations website at https://airjouletech.com/investors. To participate by phone, dial 877-407-6184 (domestic) or +1-201-389-0877 (international).

An archived webcast will be available following the call.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) is a leading technology platform that unleashes the power of water from air. Through its joint venture with GE Vernova and in partnership with Carrier Global Corporation, the Company’s purpose is freeing the world of its water and energy constraints by delivering groundbreaking sorption technologies. For more information, visit https://airjouletech.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “may,” “will,” “should,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our status as an early stage Company with limited operating history, which may make it difficult to evaluate the prospects for our future viability; our initial dependence on revenue generated from a single product; significant barriers we face to deploy our technology; the dependence of our commercialization strategy on our relationships with BASF, Carrier, GE Vernova, and other third parties history of losses, and the other risks and uncertainties described in our SEC filings including the “Risk Factors” section of our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$30,502,711	$28,021,748
Due from related party	545,013	2,820,129
Prepaid expenses and other current assets	968,892	613,754
Total current assets	32,016,616	31,455,631
Operating lease right-of-use asset	131,235	147,001
Property and equipment, net	23,872	16,373
Investment in AirJoule, LLC	343,858,688	338,178,633
Other assets	54,482	54,482
Total assets	$376,084,893	$369,852,120
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$296,587	$79,202
Other accrued expenses	2,197,206	1,720,318
Operating lease liability, current	32,886	30,227
True Up Shares liability	—	2,189,000
Total current liabilities	2,526,679	4,018,747
Earnout Shares liability	5,416,000	24,524,000
Subject Vesting Shares liability	1,411,000	7,819,000
Operating lease liability, non-current	107,113	124,002
Deferred tax liability	78,054,508	81,256,047
Total liabilities	87,515,300	117,741,796
Commitments and contingencies (Note 12)
Stockholders’ equity
Preferred stock, $0.0001 par value; 25,000,000 authorized shares and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024	$—	$—
Class A common stock, $0.0001 par value; 600,000,000 authorized shares and 60,439,593 and 55,928,661 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	6,044	5,593
Additional paid-in capital	72,644,217	53,577,270
Retained earnings	215,919,332	198,527,461
Total stockholders’ equity	288,569,593	252,110,324
Total liabilities and stockholders’ equity	$376,084,893	$369,852,120

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost and expenses:
General and administrative	$3,751,211	$3,211,205	$6,537,695	$4,024,444
Research and development	401,623	1,050,804	789,542	1,896,961
Sales and marketing	7,794	74,841	22,003	112,566
Transaction costs incurred in connection with business combination	—	—	—	54,693,103
Depreciation and amortization	2,289	1,216	3,877	2,301
Loss from operations	(4,162,917)	(4,338,066)	(7,353,117)	(60,729,375)
Other income (expense):
Interest income	283,733	216,480	526,758	242,626
Gain on contribution to AirJoule, LLC	—	—	—	333,500,000
Equity loss from investment in AirJoule, LLC	(2,089,667)	(580,788)	(4,319,945)	(607,170)
Change in fair value of Earnout Shares liability	6,276,000	13,064,000	19,108,000	5,392,000
Change in fair value of True Up Shares liability	—	(136,000)	106,106	133,000
Change in fair value of Subject Vesting Shares liability	934,000	1,759,000	6,408,000	(666,000)
Gain on settlement of legal fees	—	2,207,445	—	2,207,445
Other expense, net	(286,818)	—	(285,470)	—
Total other income, net	5,117,248	16,530,137	21,543,449	340,201,901
Income before income taxes	954,331	12,192,071	14,190,332	279,472,526
Income tax benefit (expense)	1,558,882	1,237,824	3,201,539	(84,487,339)
Net income	$2,513,213	$13,429,895	$17,391,871	$194,985,187

Weighted average Class A common stock outstanding, basic	59,247,717	49,560,529	57,656,530	43,357,928
Basic net income per share, Class A common stock	$0.04	$0.25	$0.30	$4.05

Weighted average Class A common stock outstanding, diluted	60,179,241	51,358,716	58,727,169	44,995,234
Diluted net income, per share, Class A common stock	$0.04	$0.24	$0.30	$3.92

Weighted average Class B common stock outstanding, basic and diluted	—	4,759,642	—	4,759,642
Basic net income per share, Class B common stock	$—	$0.25	$—	$4.05
Diluted net income per share, Class B common stock	$—	$0.24	$—	$3.92

AIRJOULE TECHNOLOGIES CORPORATION
CONDESNED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net income	$17,391,871	$194,985,187
Adjustment to reconcile net income to cash used in operating activities:
Depreciation and amortization	3,877	2,301
Deferred tax expense (benefit)	(3,201,539)	84,487,339
Amortization of operating lease right-of-use assets	15,766	59,709
Change in fair value of Earnout Shares liability	(19,108,000)	(5,392,000)
Change in fair value of True Up Shares liability	(106,106)	(133,000)
Change in fair value of Subject Vesting Shares liability	(6,408,000)	666,000
Change in fair value of Equity Line Obligation liability	286,819	—
Gain on contribution to AirJoule, LLC	—	(333,500,000)
Equity loss from investment in AirJoule, LLC	4,319,945	607,170
Non-cash transaction costs in connection with business combination	—	53,721,000
Gain on settlement of legal fees	—	(2,207,445)
Share-based compensation	2,419,596	150,519
Changes in operating assets and liabilities:
Due from related party	2,496,577	—
Due to related party	—	(1,440,000)
Prepaid expenses and other current assets	(355,138)	(806,153)
Operating lease liabilities	(14,230)	(56,818)
Accounts payable	217,385	(3,157,317)
Accrued expenses, accrued transaction costs and other liabilities	(122,308)	(5,563,053)
Net cash used in operating activities	(2,163,485)	(17,576,561)
Cash flows from investing activities
Purchases of fixed assets	(11,376)	(6,554)
Investment in AirJoule, LLC	(10,000,000)	(10,000,000)
Net cash used in investing activities	(10,011,376)	(10,006,554)
Cash flows from financing activities
Proceeds from the exercise of warrants	—	45,760
Proceeds from the exercise of options	99,718	60,170
Proceeds from the PIPE offering, net	14,556,106	—
Proceeds from the issuance of common stock pursuant to subscription agreements	—	61,750,000
Net cash provided by financing activities	14,655,824	61,855,930
Net increase in cash, cash equivalents and restricted cash	2,480,963	34,272,815
Cash, cash equivalents and restricted cash, beginning of period	28,021,748	375,796
Cash, cash equivalents and restricted cash, end of the period	$30,502,711	$34,648,611
Supplemental non-cash investing and financing activities:
Issuance of True Up Shares	$2,082,894	$—
Deferred offering costs included in accrued expenses and other current liabilities	$312,375	$—
Initial recognition of True Up Shares liability	$—	$555,000
Initial recognition of Subject Vesting Shares liability	$—	$11,792,000
Initial recognition of ROU asset and operating lease liability	$—	$172,649
Liabilities combined in recapitalization, net	$—	$8,680,477
Contribution to AirJoule, LLC of license to technology	$—	$333,500,000
Supplemental cash flow information:
Taxes paid	$—	$—

Contacts

Investor Relations & Media:

Tom Divine – Vice President, Investor Relations and Finance

investors@airjouletech.com